EXHIBIT 23.01

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73810) of Eastman Chemical Company of our report dated June 25, 2003 relating to the financial statements of the Eastman Investment and Employee Stock Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
__________________________
PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
June 26, 2003

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